UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 24, 2013

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other

             On May 23, 2013, Revett Minerals Inc. (the “Company”) provided an update on efforts to re-establish access to mining areas at its Troy Mine in northwest Montana. Because of the unexpected discovery of ground fall and structural damage in the Lower Quartzite south of the B fault and the length of time required for alternative development into this area, the Company has issued a notice under the Worker Adjustment and Retraining Notification (WARN) Act and announced an immediate and significant reduction in the workforce at its Troy Mine.

             Due to this unexpected discovery of ground fall and structural damage, the Company will not resume production by the end of the second quarter this year as planned. If remaining crews are successful in re-establishing access through the “D Drive” to the Lower Quartzite haulage route, which is estimated to take approximately 8 more weeks, mining operations in the A and C Beds could possibly resume in the fourth quarter of this year.

             In case access through the “D Drive” to the Lower Quartzite haulage route is not possible, the Company is currently evaluating alternative development plans in order to access established mining reserves in the A, C and I Bed mining areas.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	News Release, dated May 23, 2013.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC

Date: May 24, 2013	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer